SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007
(November 20, 2007)

Arrow Resources Development, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9224	56-2346563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carnegie Hall Tower

152 W. 57 th Street

New York, New York 10019

(Address of principal executive offices)

(212) 262-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.02	Other Events.

Our Board of Directors has proposed that the Company conduct a private financing approximating $2,000,000. The financing will consist of preferred stock that will be convertible into our common stock. These securities will not be registered under the Securities Act of 1933 and will not be sold in the United States absent registration or an applicable exemption from registration.

The Board has also determined to recapitalize the Company by proposing a reverse split of our common stock at some time in the future. The Board has made this determination because it believes that the number of shares in the public trading market for the Company’s common stock should be reduced.

Section 9 - Financial Statements and Exhibits

Item 9.01	(d) Exhibits. The following exhibit is filed herewith:

99.1	Text of press release dated November 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW RESOURCES DEVELOPMENT, INC.
Date: November 21, 2007
	By:	/s/ Peter J.Frugone
Peter J. Frugone, Chief Executive Officer